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                                                                   Exhibit 10.2

                              ARCH CHEMICALS, INC.
                             ANNUAL INCENTIVE PLAN
                (As amended December 9, 1999 and April 27, 2000)


          1.   Adoption and Purpose.  The Company hereby adopts this Plan
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providing for the award of annual incentive compensation to selected employees of the Company and its Subsidiaries if specified Performance Goals are achieved. The general purpose of the Plan is to promote the interests of the Company and its Subsidiaries by providing to their employees incentives to continue and increase their efforts with respect to, and remain in the employ of, the Company and its Subsidiaries.

          2.   Administration.  The Plan will be administered by the
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Administrator.

          Subject to the express provisions of the Plan, the Administrator shall have plenary authority, in its discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including without limitation the authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to grant Awards, to determine the terms, provisions and conditions of all Awards granted under the Plan (which need not be identical), the individuals to whom and the time or times when Awards shall be granted, and to make all other necessary or advisable determinations with respect to the Plan. The determination of the Administrator on such matters shall be conclusive.

          3.   Participants.  The Administrator shall from time to time select
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the officers and key employees of the Company and its Subsidiaries to whom
Awards are to be granted, and who will, upon such grant, become participants in the Plan.

          4.   Performance Awards.  (a)  The Performance Goals and Performance
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Period applicable to an Award shall be determined by the Administrator no later than 90 days after the commencement of the Performance Period and shall be communicated to the Participant; provided for the 1999 Performance Period, not later than August 1, 1999. For those employees of the Company or any Subsidiaries who become Participants after January 1 of a given year, such determination shall be made for the Performance Period as soon as practicable by the Administrator. The Administrator shall have the discretion to later revise the Performance Goals.
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          (b) In making an Award, the Administrator may take into account an employee's responsibility level, performance, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate. Each Award shall be established in dollars and shall be based on the Company's Performance Goals for the Performance Period.

          5.   Employment.  Except as provided in the next sentence, and unless
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the Administrator otherwise decides following termination, an Award shall terminate for all purposes if the Participant is not an employee in good standing with the Company or any subsidiary on the last day of the Performance Period. The Participant (or in the event of the Participant's death, his or her beneficiaries or estate) whose employment was terminated prior to such last day because of death, disability or Retirement will be considered as the Administrator determines in its sole discretion for pro rata portion of the payment of his or her Award based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

          6.   Vesting and Payment of Awards.  Awards shall not vest in a
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Participant until actually paid; provided however, that if all or a portion of an Award for a Performance Period is based on a Performance Goal that is a financial goal (including the payout of any bonus bank amount), such portion of an Award shall vest on the last day of such Performance Period in those Participants who are employees of the Company or its subsidiaries on such last day to the extent earned as a result of the achievement of such financial Performance Goal. The vested Award for the Participants who were employed on such last day but were not so employed continuously throughout such Performance Period shall be prorated to reflect the period during which they were employed by the Company or its subsidiary during the Performance Period. Payment with respect to an Award will be distributed in a lump sum wholly in cash as soon as practicable following the determination of actual performance and approval by the Administrator that the Performance Goals with respect to an Award has been met. Required withholding taxes shall be withheld from the payment of any Award.

          7.   Deferral.  Participants may defer the payment of Awards subject
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to and as provided in the Employee Deferral Plan (or its successor).

          8.   Nonexclusive Plan.  The adoption of the Plan by the Company shall
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not be construed as creating any limitation on the power of the Administrator to adopt such other incentive arrangements as it may deem desirable and such arrangements may be either generally applicable or applicable only in specific cases.

          9.   Nonassignability.  No Awards may be transferred, alienated,
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pledged or assigned other than by will or by the laws of descent and distribution.
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          10.  Amendment or Discontinuance.  The Plan may be amended, terminated
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or discontinued by the Administrator at any time as the Administrator determines. Upon termination of the Plan, unvested Awards shall terminate and participants shall have no rights to unvested Awards.

          11.  Effect of Plan.  Neither the adoption of the Plan nor any action
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of the Administrator shall be deemed to give any officer or employee any right to continued employment or any other rights.

          12.  Plan Remains Unfunded.  Nothing contained in this Plan shall be
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deemed to create a trust or fund of any kind or create any fiduciary relationship whether or not the Company elects to fund the Plan through a "rabbi trust". Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Company, whether or not earmarked for the Company's own purposes as a reserve or fund to be utilized by the Company for the discharge of its obligations hereunder. To the extent that any person acquires a right to receive payments or distributions from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

          13.  Effective Date of Plan.  The Plan shall take effect as of January
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1, 1999.

          14.  Governing Law.  This Plan shall be governed by the laws of the
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State of Connecticut without giving effect to its conflicts of law.

          15.  Definitions.  For the purpose of this Plan, unless the context
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requires otherwise, the following terms shall have the meanings indicated:

               (a) "Administrator" means at the time of a determination (1) for Participants who (A) report to the Chief Executive Officer, (B) are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (C) are officers of the Company elected by the Board, the Committee and (2) for all other Participants, the Chief Executive Officer of the Company (or his or her designees or delegatees).

               (b) "Award" means an incentive award made pursuant to the Plan, the payment of which is contingent upon attainment of Performance Goals.

               (c) "Board" means the board of directors of the Company.
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               (d) "Committee" means the Compensation Committee of the Board (or its successor committee).

               (e) "Company" means Arch Chemicals, Inc., a Virginia corporation.

               (f) "Participant" means an individual selected by the Administrator to participate in the plan for a fiscal year.

               (g) "Performance Goals" means performance goal (or goals) and formulae as may be established by the Administrator which shall be based on the one or more financial or nonfinancial performance factors as the Administrator selects with respect to the Performance Period.

               (h) "Performance Period" means the fiscal year of the Company or such other period of time as is designated by the Administrator during which the Performance Goals are measured.

               (i) "Plan" means this Arch Chemicals, Inc. Annual Incentive Plan as amended from time to time.

               (j) "Retirement" means, with respect to any participant, the participant's retirement as an employee of the Company on or after reaching age 55 with at least ten years of service.

               (k) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The "Subsidiaries" means more than one of any such corporations.